UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

Terra Energy Resources Ltd

(Exact name of registrant as specified in its charter)

Wyoming	0 00-52543	2 0-8317658
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No)

222 Bay 14th Street, Suite 902

Brooklyn, New York 11214 (Address of principal executive offices) (917) 289-0933

(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨

Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e -4(c))

Item 5.06. Corporate Governance and Management – Operating Company Information

Terra Energy Resources Ltd has never been a shell company as defined in rule 12b-2 of the Exchange Act. As noted in its initial SEC filings and OTC Disclosures we were a development stage company with a limited operating history which, commencing in July 2013, has had significant operations and substantial assets other than cash and cash equivalents, and throughout all subsequent reporting periods. In our 10-Ks and 10-Qs filed by prior management for the periods December 31, 2006, through September 30, 2009, the check box reporting the company’s shell status was marked incorrectly. Those same filings show through the business descriptions and financial statements that the company was not a "blank check" company but a development stage company with a limited operating history that was at all times pursuing an actual business, and discuss at length the company’s ongoing operations, clearly indicating that the company was not a shell company. The company is not, and has never been a shell company. All subsequent OTC Disclosures have properly indicated that the company is not a shell company.

Rule 144(I) denies the availability of Rule 144 resales to a "shell company", i.e., an issuer with (A) no or nominal operations; and (B) either (1) no or nominal assets; assets consisting solely of cash or cash equivalents; or (3) assets consisting of cash and cash equivalents and nominal other assets. The SEC has expressed the view in footnote 172 to Release 33-8869 that Rule 144(i)(1)(i) is not intended to capture a "startup company", or a company with a limited operating history, as they believe a startup with a limited operating history does not meet the condition of having "no or nominal operations" as set forth in the Release (does not include a development stage company pursuing an actual business).

We were, during the period from inception through July 2013, a development stage company with a limited operating history pursuing an actual business and therefore did not meet the condition of having "no or nominal operations" and therefore were not a shell company as defined in Rule 144 and are not required to meet the requirements of Rule 144(i)(2).

In April 7, 2004, the company was formed as a New Jersey corporation under the name, Ding Dong School, Ltd. The company was a development stage corporation formed to produce and market our own educational courses on CD and DVD formatted disks, and through our website with the registered domain name of "eschoolroom.com". The Company had copyrighted the content on all of its CD or DVD products and obtained a trademark on its URL. As a result, the elements of the company’s software and peer-to-peer clustering technology was made proprietary because of a combination of trade secrets, copyright and trademark law, contractual provisions, confidentiality agreements, and certain technology and security measures to protect our intellectual property, proprietary technology and know-how.

On June 15, 2006, shortly thereafter, the management team reorganized the Company into Terra Media, Ltd., via a pre-existing Delaware Corporation pursuant to a Plan of Share Exchange And Reorganization (the “Plan”) dated June 15, 2006.

We incurred net losses of $249,792 and $82,204 for the fiscal years ended December 31, 2004 and 2005 respectively. Additionally, for the six months ended June 30, 2006, we had net loss of $51,698, an accumulated deficit of $383,694 and a working capital deficiency of $50,391 as a result of the company pursuing its then current business objective. We continued to incur net losses of $30,414 for the year ended December 31, 2007 and $415,491 for the period from inception, April 7, 2004 to December 31, 2007, respectively. As of December 31, 2007 we had a working capital deficit of $79,816.

With stiff competition emerging in this business sector from corporate conglomerates such the Alphabet, Inc. and its various subsidiary companies, our management decided to change the business model of the company in an attempt to increase shareholder value by engaging in the acquisition of mineral rights. On August 7, 2008, we entered into a

Sublease Agreement with The Lost Creek Land and Mineral Company (“Lost Creek”) to mine and remove the merchantable coal on a tract of property in Leslie County, Kentucky described in a Lease Agreement dated August 14, 2007.

The term of the sublease was 5 years, in the event that we were mining and removing coal from said seam at the end of the 5th year, we would have had an additional 5 year term. Pursuant to the agreement, we agreed to hire Lost Creek to mine the coal and to pay Lost Creek $20.00 per ton of coal sold; Lost Creek agreed to pay the 8% royalty due under the underlying lease. We also paid Lost Creek in 2008 a $50,000 initial nonrefundable royalty, recoupable against $5.00 of the $20.00 per ton royalty due Lost Creek for each ton mined and sold by Lost Creek on our behalf. However, on April 13, 2009, Lost Creek received notice that the lessor of the property was asserting breaches of the Coal Lease that underlies and controls the sublease which we had with Lost Creek. Subsequently, Lost Creek advised us that it did not intend to defend its rights to the subleased seam.

While the loss of the 5 year lease in 2009 was a setback for us, we maintained ongoing operations although at a loss. We sought out other lease acquisition opportunities as identified by our new business model but volatile energy prices made it difficult for company to move into a profitable stage. As a result we incurred more losses for the fiscal period ending September 30, 2009. The years 2010 and 2011 saw upheaval and a lot of volatility in the domestic and international energy sector and for the best interest of shareholders we elected to make some changes.

As a result, on October 31, 2011, Ms. Catherine Balloqui resigned as the sole member of the Company’s Board of Directors effective as of October 31, 2011. Ms. Balloqui also resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, effective October 31, 2011. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. However, Jonathan Morgan was appointed as the Company’s President Chief Executive Officer, Principal Financial Officer and Treasurer, each as of October 31, 2011 in order to help the company raise capital to execute its business model. During this period of time the company maintained its operations and the pursuit of its business objectives.

Then, in July of 2013, the Company acquired the subsidiary Energy Recyclers Inc., in a tax-free exchange of common shares, 189,147,000 shares of common voting stock of the Company for 100% of the voting common shares of Energy Recyclers Inc.

With acquisition of Energy Recyclers, Inc., the Company finally exited the development stage. The Company began to experience operational gains during the last two quarters of year ended December 31, 2014.

In March of 2015, the Company completed the acquisition of United Recyclers and its recycling activities

The company is currently engaged in the process of polymer based recycling and reformation. The Company operates a 25,000 square foot processing facility whereby it reduces and re-circulates oil based polymer compounds back to useable functioning process streams, thereby diverting oil based compounds from waste streams and contaminations. The Company produces a variety of different oil based polymer materials that are sent back to manufacturers for re-use. The Company produces on-going back-end services and support and recycling to a New York Stock Exchange listed company.

On May 9, 2016, Terra Energy Resources acquired one hundred percent (100%) of the outstanding stock of Atari Games International N.A. Inc. a Wyoming corporation becoming a wholly owned subsidiary in a plan to diversify its business model again and shield the company from volatile energy prices.

The company has always maintained operations and there never has never been a time when the company was not in pursuit of its business objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA ENERGY RESOURCES, LTD

October 31, 2016

BY: /s/ Charles Langrill

     President/CEO

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